Exhibit 99.11

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Voting instructions submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March [ ], 2017.

Vote by Internet
• Go to www.envisionreports.com/CTL
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	The Board of Directors of the Company recommends that you vote FOR Items 1 and 2 listed below.

For	Against	Abstain	+

1. Proposal to approve the issuance of CenturyLink common stock to Level 3 stockholders in connection with the combination, as contemplated by the merger agreement, dated October 31, 2016, among CenturyLink, Wildcat Merger Sub 1 LLC, WWG Merger Sub LLC and Level 3 Communications, Inc.

☐	☐	☐

2. Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to issue CenturyLink common stock in connection with the combination.

☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please mark, sign, date and return these instructions promptly. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Voting Instruction Card — CENTURYLINK, INC.

CENTURYLINK DOLLARS & SENSE 401(k) PLAN

CENTURYLINK UNION 401(k) PLAN

The undersigned, acting as a participant and a “named fiduciary” in either of the above-referenced retirement plans (collectively, the “Plans”), hereby directs The Northern Trust Company (the “Trustee”), as directed trustee of the Plans’ trust (the “Trust”), to vote at the special meeting of shareholders of CenturyLink, Inc. (the “Company”) to be held on March [    ], 2017, and any and all adjournments thereof (the “Meeting”), in the manner designated herein, the number of shares of the Company’s common stock credited to the account of the undersigned maintained under either of the Plans on the matters set forth on the reverse side hereof and more fully described in the Company’s proxy statement for the Meeting. If no instructions are furnished by the undersigned, the Trustee will vote unvoted shares and unallocated shares, if any, held in the Trust (collectively, “Undirected Shares”) in the same proportion as voted shares regarding each of the matters set forth on the reverse side hereof, except as otherwise provided in accordance with applicable law. Under the Trust, plan participants are deemed to act as “named fiduciaries” to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of Undirected Shares.

The undersigned hereby directs the Trustee to authorize the Company’s proxies to vote in their discretion upon such other business as may properly come before the Meeting.

TO BE COUNTED, THE TRUSTEE MUST RECEIVE THIS CARD, PROPERLY COMPLETED, BY 1:00 A.M. CENTRAL TIME ON MARCH [    ], 2017.

(Please See Reverse Side)